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                                                                    EXHIBIT 10.9
                                CREDIT AGREEMENT

 BANK ONE, LAFAYETTE, NA, a national banking association (the "Bank") and Bioanalytical Systems, an Indiana corporation (the "Company") hereby enter into
this Credit Agreement ("Agreement") as of this 24th     day of, July     , 1992.

I.   CREDIT FACILITY.

     A. THE TERM LOAN. The Bank agrees to make a term loan to the Company in the principal amount of Three Hundred Thousand and no/l00 Dollars ($300,000.00) (the "Term Loan").

          1. Interest Rate. The Term Loan shall bear interest until maturity at a per annum rate equal to the Prime Rate plus One and One-quarter percent (l 1/4%) or a fixed rate of Eight and 50/l00 percent (8.50%) or a fixed rate of nine and 00/l00 (9%) percent calculated on the basis of a 360 day year. "Prime Rate" is the rate of interest established and quoted by Bank One, Indianapolis, NA from time to time as its Prime Rate, such rate to change contemporaneously with each change in such established and quoted rate; provided, that it is understood that the Prime Rate shall not necessarily be representative of the rate of interest actually charged by the Bank on any loan or class of loans. After maturity, whether at scheduled maturity or at maturity resulting from acceleration upon the occurrence of an Event of Default (as hereinafter defined), and until paid in full, the Term Loan shall bear interest rate per annum equal to the prime rate plus four (4%) percent.

          2.    Principal and Interest Payments.

          The Company shall repay the principal amount of the Term Loan in monthly installments beginning on August 24, 1992, and on the 24th day of each successive month thereafter until July 24, 1997, on which date the entire unpaid principal balance of the Term Loan and all accrued interest thereon shall be due and payable. Monthly installments would be $4,565.00 based upon a variable rate at one and one-quarter percent above the Prime Rate, or $4,751.00 based upon a fixed interest rate of 8 1/2% for a term of three (3) years, or $4,827.00 based upon a fixed interest rate of 9% for a term of five (5) years with monthly payments which include principal and interest beginning thirty (30) days from the date of the note.

          The Term Loan shall be repaid on the 24th day of each consecutive month in the aggregate amount for principal and interest of Four Thousand Eight Hundred and Twenty Seven Dollars ($4,827.00) each based on a seven
     (7) year level payment amortization schedule. In the event the Prime Rate changes such that the amount of such payment does not adequately cover interest, the Bank reserves the right to adjust the amount of such monthly payments.

          "Banking Day" is a day on which the principal office of the Bank in Lafayette, Indiana is open for the purpose of conducting substantially all of its banking activities.
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           3.    Use of Proceeds of Term Loan.   Proceeds of the Term Loan
     shall be used to payoff first mortgage bonds on the 2701 Kent Avenue, West Lafayette, Indiana commercial facility held by 1st National Bank of Louisville.

II. REPRESENTATIONS AND WARRANTIES. The company hereby represents and warrants to the Bank that:

          A. Corporate Existence and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana.

          B. Proper Authorization and No Conflict. The execution and delivery of this Agreement and the promissory notes evidencing the Term Loan and the collateral documents described herein (all such agreements and documents called the "Loan Documents") and the performance by the Company of its obligations thereunder, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene or conflict with any provision of law, the Articles of Incorporation or By-Laws of the Company, or any agreement binding upon the Company or its property.

          C. Valid and Binding Nature of Loan Documents. The Loan Documents are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforcement thereof may be limited by bankruptcy or other laws enacted for the relief of debtors generally.

          D. Financial Statements. All financial statements and other financial data which have been or will be furnished to the Bank by the Company are and will be true and correct, reflect and will reflect fairly the financial condition of the Company, and have been and will be prepared in accordance with generally accepted accounting principals consistently applied.

          E. Litigation and Contingent Liabilities. No litigation or other legal or regulatory proceedings are pending or threatened against the Company which, if adversely determined, would have a material adverse effect on the financial condition of the Company or on the results of its operations.

          F. Taxes. All required tax returns of the Company have been filed. All taxes which are due and payable have been paid, together with interest and penalties, if any.

          G. Hazardous Substances. To the best knowledge of the Company after due inquiry and investigation, there are no underground storage tanks of any kind on any premises owned or occupied by or under lease to the Company, and there are no tanks, drums or other containers of any kind on premises owned or occupied by or under lease to the Company, the contents of which are unknown to the Company, and no premises owned or occupied by or under lease to the Company have ever been used, and as of the date of this Agreement, no such premises are being used, for any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous

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Substances in hazardous quantities, and no Hazardous Substances in hazardous quantities have been released on any such premises, nor is there any threat of release of any Hazardous Substances in hazardous quantities on any such premises. For purposes of this Agreement, "Hazardous Substances" means any hazardous or toxic substance regulated by any federal, state or local statute.

III.   COLLATERAL.  The Term Loan will be secured by:

       A. Mortgage. A real estate mortgage on the real property of the company located at 2701 Kent Avenue, West Lafayette, Tippecanoe County, State of Indiana, and more particularly described in the Real Estate Mortgage, executed by the Company in favor of the Bank (the "Mortgage").

       All of the documents described in this Section shall be in form and substance acceptable to the Bank.

IV. AFFIRMATIVE COVENANTS. Until the Term Loan is paid in full, the Company agrees that it will:

      A.   Financial Statements.   Furnish the Bank within One Hundred and
Twenty (120) days after the close of each fiscal year audited financial statements of the Company for such fiscal year prepared by independent certified public accountants approved by the Bank, and within forty five (45) days after the close of each month a balance sheet and statement of income for the month and for the partial fiscal year ended as of the end of the month all in reasonable detail and certified by the chief financial officer of the Company as accurate and as having been prepared in accordance with generally accepted accounting principals, to the extend applicable, consistently applied, and with such other financial information as the Bank may request from time to time.

       B. Audit. At all reasonable times permit the Bank and its duly authorized representatives to examine and audit the books, records and physical properties of the Company.

       C. Discharge Liabilities. Pay and discharge all current obligations as they mature and all taxes, assessments, and other governmental charges or levies before penalties attach, except such as are being appropriately contested in good faith and for which adequate reserves are being maintained.

       D. Insurance. Maintain adequate insurance such as is customarily maintained by similar businesses and as may be reasonably requested by the Bank, with all policies naming the Bank as lender loss payee.

       E.   Notice.   Inform the Bank immediately of any occurrence,
including litigation, which may have a material adverse effect on the financial condition of the Company.

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       F.   Hazardous Substances.  Immediately notify the Bank of the
commencement of any use, treatment, transportation, generation, storage or disposal of any Hazardous Substance (defined above) in hazardous quantities in its operations or the operations of any subsidiary, and cause any Hazardous Substances which are now or may hereafter be used or generated in the operations of the Company or any subsidiary in hazardous quantities to be accounted for and disposed of in compliance with all applicable federal, state, and local laws and regulations. Further, the Company shall also notify the Bank immediately upon obtaining knowledge that: (a) any premises which have at any time have been owned or occupied by or have been under lease to the Company or any subsidiary are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Hazardous Substances, the purpose of which investigation is to quantify the levels of Hazardous Substances located on such premises, and
(b) the Company or any subsidiary has been named or is threatened to be named as a party responsible for the possible contamination of any real property or ground water with Hazardous Substances, including but not limited to, the contamination of past and present waste disposal sites. The Company shall establish reserves (determined in accordance with generally accepted accounting principals) in the amount of such potential liability.

       G. Maintain Existence. Maintain the corporate existence of the Company.

       H. Banking Accounts. Maintain the company's deposit account with Bank One, Lafayette, NA until all indebtedness under this agreement has been repaid.

V. NEGATIVE COVENANTS. Until the Term Loan is paid in full, the company will not:

       A. Merge. Merge or consolidate with or into any other entity or acquire any equity interest in any other business entity, without prior written Bank approval.

       B. Hazardous Substances. Allow or permit to continue the release or threatened release of any Hazardous Substances on any premises owned or occupied by or under lease to the Company or any subsidiary.

       C. Debt. Incur or permit to exist any indebtedness for borrowed money except to the Bank (other than in the normal course of business), without prior written Bank approval.

       D. Guaranties and Loans. Assume, guarantee, or endorse any obligation of any other person, firm or corporation, except negotiable instruments for deposit in the ordinary course of business, or loan or make any advances to any other person or entity except credit accommodations to customers or vendors in the ordinary course of business and reasonable salary advances to non-executive employees, without prior written Bank approval.

       E. Liens. Create or permit any liens on the Company's property, except liens in favor of the Bank and any other liens permitted to exist with the Bank's prior written approval.


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VI.   DEFAULT AND REMEDIES.

      A. Events of Default. An Event of Default shall occur hereunder if:

           1. Non Payment the Company fails to pay within 30 days when due any installment of principal or interest on the Term Loan; or

           2. Negative and Financial Covenant Default the Company fails or omits to perform, observe, or comply with any of the terms, agreements, conditions or covenants contained in the Section of this Agreement regarding Negative Covenants, or financial covenants in the Section of this Agreement regarding Affirmative Covenants, or in any agreement executed in connection herewith; or

           3. Affirmative Covenant Default the Company fails or omits to perform, observe, or comply with any of the terms, agreements, conditions or covenants contained in the Section of this Agreement regarding Affirmative Covenants other than financial covenants and the failure of the Company to cure such failure of omission within 30 days after delivery of written notice of such a failure or omission by the Bank to the Company.

           4. Misrepresentation any warranty, representation, certificate or statement of the Company made in or pursuant to this Agreement is false or materially misleading in any material respect; or

           5. Cross-Default the Company defaults under any other agreement, indenture, instrument or note for borrowed money, the effect of which accelerates or entitles the holder of any such indebtedness to accelerate the maturity thereof; or

           6. Transfer of Assets any assignment, transfer, or other disposition of any interest in the Company occurs outside the ordinary course of business without the express written consent of the Bank; or

           7. Dissolution if the dissolution, termination of existence, or business failure of the Company occurs; or

           8. Receiver the Company consents to the appointment of a receiver, liquidator, assignee, trustee or custodian for the Company, or a receiver, liquidator, assignee, trustee or custodian takes possession of any substantial part of the property of the Company, or if the Company makes any assignment for the benefit of any creditors; or

           9. Liens any property of the Company is subject to attachment, garnishment, lien, or other legal process (except the lien in favor of the Bank or any other liens permitted by the Bank in writing or pursuant to the terms of this Agreement); or

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           10.    Bankruptcy  any proceedings under any bankruptcy or
insolvency laws are commenced by or against the Company, in the event such proceedings are commenced against the Company have not been dismissed within sixty (60) days after their institution.

     B. Remedies. Upon the occurrence of a Event of Default described in the subsection above captioned "Bankruptcy," the outstanding principal balance of the Term Loan together with accrued interest thereon shall become immediately due and payable, all without notice of any kind. Upon the occurrence of any other Event of Default described above, the Bank may, at its option, declare immediately due and payable the outstanding principal balance of the Term Loan, together with interest thereon, which shall be immediately due and payable without demand or notice of any kind. Upon the occurrence of an Event of Default, the Bank, in addition to any other rights or remedies it may have, shall have and may exercise immediately and without demand any and all rights and remedies granted to the Bank under the Loan Documents.

VII. CONDITIONS PRECEDENT. This Agreement shall become effective and the Bank shall make the Term Loan only if no Event of Default has occurred and is continuing and upon receipt of the following in form and substance satisfactory to the Bank:

     A.  The Term Note evidencing the term loan and real estate mortgage.

     B. A certificate of the Secretary of the Company certifying the name of the officer or officers of the Company authorized to sign this Agreement and the other Loan Documents to which the Company is a party, together with a sample of the true signature of each such person.

     C. A written appraisal acceptable to the Bank that meets all recent OCC and FIRREA lending appraised guidelines, reflecting a minimum fair market value of $875,000.00.

     D. A Title Insurance commitment, which shows that the proposed mortgage will be a valid first lien on the property (following the repayment of the first mortgage bonds) against the company's fee simple title with deletion of Title Insurance Company Endorsements of the standing exceptions as requested by the Bank or the Bank's Legal Counsel.

     E. An acceptable Phase I Environmental Audit that reveals no environmental hazards or defects in the property to be mortgaged.

     F.  Such other documents reasonably requested by the Bank.

VIII. MISCELLANEOUS. The Company shall reimburse the Bank for all costs and expenses incurred by the Bank in connection with the Term Loan, including but not limited to attorneys' fees (in the case of enforcement), appraisal fees, filing fees, lien searches and credit investigations. No delay or omission on the part of the Bank to exercise any right or remedy hereunder or at law or in equity shall impair such right or power or be construed as a waiver of any Event of Default, or shall any single or partial exercise of any right or remedy by the Bank preclude any other or further

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exercise thereof.  No amendment, modification, waiver or consent of the Bank with respect to any provisions of this Agreement or any other Loan Document shall be effective unless in writing and signed by the Bank. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Bank in their respective successors and assigns. This Agreement shall be governed by the laws of the State of Indiana.


                                Bioanalytical Systems, Inc.


                                By:   \S\PETER T. KISSINGER
                                      ------------------------------
                                      Peter T. Kissinger, Pres.
                                      ------------------------------
                                      [printed name and title]



                                BANK ONE, LAFAYETTE, [national association]

Attest:

\S\SUE E. HUMPHREY-OAKLEY       By:   \S\MURRAY N. MARSHALL, V.P.
-------------------------             -----------------------------
Sue E. Humphrey-Oakley, Comm. Ln. Proc.   Murray N. Marshall, V.P.
[printed name and title]                  [printed name and title]





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